2.0 COMPENSATION AND BENEFITS 2.1 Base Salary. The Company shall pay the Employee an annual base salary of USD $500,000 less statutory deductions and withholdings, paid bi-weekly, in accordance with the Company’s usual payroll practices. The Base Salary may be subject to review annually. 2.2 Health Plan: The Employee will be eligible to participate in the Health Plan provided by the Company effective from the first day of the month that follows the Employment Start Date, subject to satisfying the applicable eligibility requirements. The Company will pay a portion of the plan premiums, and the Employee is responsible for the balance of premiums as well as any plan upgrades that are chosen. The Company reserves the right to unilaterally revise or even eliminate its benefit plans at any time, consistent with applicable law. 2.3 401K. The Employee will be eligible to participate in the group retirement savings plan (401K or other) provided by the Company, subject to the terms and conditions of the governing plan document. The Company reserves the right to unilaterally revise or even eliminate its benefit plans at any time, consistent with applicable law. 2.4 Short-Term Incentive Plan. The Employee will be eligible to participate in the Company’s Short-Term Incentive Plan (the “STIP”), as determined at the sole discretion of the Company and its Board of Directors, and detailed in the STIP plan document. The Employee's STIP target is one hundred percent (100%) of the Employee's annual Base Salary, with performance measured based on seventy-five percent (75%) corporate KPIs and twenty-five percent (25%) individual KPIs. The STIP is paid on an annual basis, through cash bonuses based on the achievement of preestablished corporate and individual performance objectives. In the first year of employment, the bonus is prorated to the time of service. The STIP will be earned and payable only upon completion of the relevant fiscal year. The payment of any bonus pursuant to the STIP is subject in all regards to the terms and conditions of the STIP plan document, and in the event of a conflict between this Agreement and the STIP plan document, the STIP plan document will prevail. Benefits received pursuant to the STIP are also subject to the terms of the Keel Clawback Policy as may exist and be in effect from time to time. The Employee acknowledges that participation in the STIP does not confer any right to continued employment. 2.5 Long-Term Incentive Plan. The Employee will be eligible to participate in the Company's annual Long- Term Incentive Plan (the "LTIP") starting in 2027, as determined at the sole discretion of the Company and its Board of Directors and pursuant to the terms and conditions established in the Keel Long-Term Incentive Plan. Awards under the LTIP may include, but are not limited to, stock options, restricted stock units, performance stock units, or other equity-based awards (“Awards”). Subject to approval by the Board of Directors, on or around the Employment Start Date, the Employee will receive a one-time grant of one hundred thousand (100,000) stock options, which will fully vest in January 2027, and one million five hundred thousand dollars (USD $1,500,000) worth of restricted stock units, which will vest fifty percent (50%) in January 2027, twenty-five percent (25%) in July 2027, and twenty-five percent (25%) in January 2028. The grant of any such Awards shall be at the discretion of the Company’s Compensation Committee or other authorized body, and shall be subject to the relevant plan documents, vesting schedules, performance conditions, grant agreements, and any applicable laws and regulations. In the event of a conflict between this agreement and the LTIP plan document, the most recent LTIP plan document will prevail. The Employee acknowledges that participation in the LTIP does not confer any right to continued employment and that awards are subject to the terms of the LTIP and the specific award agreements. 2.6 Company Vehicle. If an employee is required to have an assigned company vehicle as part of their day-to-day responsibilities, all documentation, insurance and maintenance will be paid by the Company. Fuel costs related to work can be expensed and reimbursed through the company's expense platform. The Employee will be required to provide their driver's license and may be required to undergo periodic driving record checks. The Company reserves the right to select the make and model of the vehicle and to change it periodically. Personal use of a Company Vehicle is a taxable benefit, and the Company reserves the right to make relevant payroll adjustments in order to comply with withholding requirements.

3.0 PAID TIME OFF 3.1 Vacation. The Employee will be eligible to paid vacation in accordance with the Paid Time Off Policy. The timing of vacation periods shall be arranged at mutually agreeable times or upon approval of the Manager and the Employee. Vacation entitlement is communicated in the offer of employment and is prorated in the first year of employment. Upon resignation, the Employee forfeits any unused vacation pay. Upon termination without cause, the Employee will receive any accrued but unused vacation pay. The Company reserves the right to modify its Paid Time Off Policy from time to time and the Employee’s entitlements to paid time off, including vacation time, is subject in all regards to the Paid Time Off Policy as in effect from time to time. 3.2 Sick Time. The Employee will be eligible to paid sick time in accordance with the Paid Time Off Policy, unless stipulated otherwise by local legislation. Upon termination, whether voluntary or without cause, the Employee forfeits any unused sick time. 3.3 Flex Time. The Employee will be eligible to additional paid flexible “Flex” time, in accordance with the Paid Time Off Policy. Upon termination, whether voluntary or without cause, the Employee forfeits any unused Flex time. 4.0 EXPENSES 4.1 General. It is understood and agreed that the Employee will incur expenses in connection with the performance of their duties under this Agreement. The Company will reimburse any such expenses reasonably and necessarily incurred through the Company’s assigned expense reimbursement platform, in accordance with the Travel and Expense Policy, as in effect from time to time. 4.2 Cellular Telephone. The Employee will be reimbursed for all reasonable costs related to the use of their personal cell phone for all Company-related activities, according to the Travel and Expense Policy. Alternatively, the Employee may request a Company-provided cell phone. 5.0 TERMINATION 5.1 By the Employee Without Good Reason. The Employee may terminate their employment with the Company without Good Reason (defined below) upon giving no less than four (4) weeks’ written notice to the Company (the “Resignation Notice Period”). The Company may waive all or part of such notice, at its sole discretion, and in such event, the Company will continue to pay the Employee’s Base Salary and provide the Employee’s benefits through the end of the Resignation Notice Period to the extent such continued benefits coverage is permitted under the terms of the governing employee benefit plan documents. The term “Good Reason” for purposes of this Agreement shall mean the occurrence of any one or more of the following events without the Employee’s consent: a material diminution in the Employee’s Base Salary; a material diminution in the Employee’s job title, duties, or responsibilities (provided, however, that a diminution in the Employee’s duties or responsibilities after having given or received notice of termination of the Employee’s employment or during the pendency of an internal investigation shall not under any circumstances constitute Good Reason); or

a breach by the Company of any material provision of this Agreement; provided, however a resignation shall be with Good Reason only if (i) the Employee provides written notice to the Company of the potential Good Reason trigger within thirty (30) days of the first occurrence of the potential Good Reason trigger, (ii) the Company does not cure the potential Good Reason trigger within thirty (30) days of receipt of such notice, and (iii) the Employee provides notice of resignation from their employment within ten (10) days following the expiration of the Company’s 30-day cure period. Upon termination of the Employee’s employment by the Employee Without Good Reason, all unvested equity awards granted to the Employee shall be forfeited as provided for under the terms and conditions of the Keel Long-Term Incentive Plan. 5.2 Due to Death or Disability. This Agreement and the Employee’s employment will terminate automatically upon their death or upon ten (10) days’ prior written notice by the Company due to Disability to the extent consistent with any applicable law or regulation. The term “Disability” as used in this Agreement shall mean the Employee’s inability (with or without a reasonable accommodation) to have performed their material duties hereunder due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) days (including weekends and holidays) in any 365-day period. In the event that this Agreement and the Employee’s employment end on account of their death or Disability, the Employee or their estate, as applicable, shall be entitled only to the Accrued Benefits, as defined in part 5.5 below. In the event that this Agreement and the Employee’s employment ends at any time due to death or Disability, unvested Awards granted to the Employee shall vest in accordance with the terms of the LTIP plan document then in effect, provided there has been no material adverse change to the LTIP provision at issue since the LTIP plan in effect as of the date of this Agreement. 5.3 By the Company for Cause. At any time during the term of this Agreement, the Company may terminate this Agreement and the Employee’s employment for Cause as defined in this Agreement. Any such termination shall be by written notice to the Employee and effective as provided for in that notice. The term “Cause” for purposes of this Agreement shall mean: repeated willful failure by the Employee to promptly and adequately perform their duties to the satisfaction of the Company, which failure, if curable in the discretion of the Company, is not cured to the reasonable satisfaction of the Company within forty-five (45) days after receipt of written notice from the Company of such failure specifying the duty or duties that are not being adequately performed; willful misconduct or gross negligence in the performance of the Employee’s duties to the Company that has or reasonably could be expected to have an adverse effect on the Company; indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; material breach of this Agreement, the Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property or any other agreement between the Employee and the Company, Keel or any of their affiliates; material breach of the Company’s written policies, rules, systems, and procedures as may exist and be in effect from time to time, including, but not limited to the Code of Business Conduct and Ethics, the Disclosure and Confidentiality Policy and the Securities Trading Policy, which breach, if curable in the discretion of the Company, is not cured to the reasonable satisfaction of the Company within forty-five (45) days after receipt of written notice from the Company specifying the breach; or any act of theft, fraud, malfeasance or dishonesty in connection with the performance of the Employee’s duties to the Company.

In the event that this Agreement and the Employee’s employment ends due to termination by the Company for Cause, the Employee shall be entitled only to the Accrued Benefits, as defined in part 5.5 below. Upon termination of the Employee’s employment at any time for Cause, all unvested equity awards granted to the Employee shall be forfeited, according to the conditions of the Keel Long-Term Incentive Plan. The definition of Cause in this Agreement shall supersede and replace and be deemed to be the definition of “Cause” in the Keel Long-Term Incentive Plan or such other applicable plan, as may exist and be in effect from time to time. 5.4 By the Company without Cause or by the Employee with Good Reason. Notwithstanding anything contained in this Agreement, this Agreement and the Employee’s employment may be terminated by the Company at any time without Cause or by the Employee with Good Reason. Any such termination shall be by written notice effective as provided for in that notice. In the event the Employee’s employment is terminated Without Cause or for Good Reason, the Company will provide the Employee, in addition to the Accrued Benefits, as defined in part 5.5 below, the Separation Entitlements, as defined in part 5.6 below. 5.5 Accrued Benefits. For the purposes of this Agreement, Accrued Benefits shall mean: any unpaid Base Salary through the date of termination; reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation pay; all other payments, benefits or fringe benefits to which the Employee shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or under this Agreement. 5.6 Separation Entitlements. For the purposes of this Agreement, Separation Entitlements shall mean: provided the Employee has completed at least six (6) months of employment, the Severance Pay, equal to twelve (12) months of base salary, plus two (2) additional months for each completed year of service, capped at a total of eighteen (18) months,. The Severance Pay will be paid in a lump sum within twenty (20) days of the latter of: (a) receipt of an executed release, or (b) the expiration of any revocation period provided under an executed release. A “completed year of service” means each full twelve- month period of continuous employment measured from the Employment Start Date. For the avoidance of doubt, partial years of service shall not be counted service for purposes of calculating severance entitlements unless otherwise required by applicable law; the annual bonus under the STIP for the year prior to the year in which the termination occurs (if not yet paid) considering the actual achievement of individual and corporate performance, and a pro-rata portion of the bonus under the STIP for the year in which the termination occurs considering the actual achievement of individual performance and 100% achievement of corporate performance, in each case payable at the same time bonuses for such year are paid to other senior executives of the Company or on the first payroll date after the sixtieth (60th) day following the termination date, whichever is later; unvested Equity shall vest in accordance with the terms of the LTIP then in effect, provided there has been no material adverse change to the LTIP provision at issue since the LTIP plan in effect as of the date of this Agreement; subject to the Employee’s timely election of continuation coverage under COBRA, continued participation in the Company’s health plan (to the extent permitted under applicable law and the terms of such plan) at the Company’s expense for the duration of the severance period, provided that they remain eligible for COBRA coverage; and provided, further, that in the event that they obtain other employment that offers group health benefits, such subsidization of coverage by the Company under this section shall immediately cease.

5.7 Release. Any and all amounts payable as Separation Entitlements, Severance Pay, benefits or additional rights provided pursuant to this “Termination” section beyond the Accrued Benefits shall only be payable if the Employee delivers to the Company and does not revoke, if applicable, a general release of claims in favor of the Company in a form reasonably satisfactory to the Company. Such release shall be executed and delivered (and no longer subject to revocation, if applicable). 5.8 Return of Property. Upon termination, howsoever caused, the Employee shall surrender to a representative of the Company, upon request, all keys, manuals, lists, correspondence, monies, supplies, employee lists, and all other material and records, or other Company property of any kind that may be in their possession at such time. 5.9 Set-Off. The Employee authorizes the Company to deduct from any payment due at any time, including from a termination or severance payment, any amounts owed to the Company by reason of purchases, advances, loans or in recompense for damages to or loss of the Company’s property and equipment save only that this provision shall be applied so as not to conflict with any applicable legislation. The provisions of this Section 5.9 shall not, however, be applicable to any payments that are considered paid pursuant to a plan or agreement that is a “nonqualified deferred compensation plan” as that phrase is used in Code Section 409A. 6.0 QUALIFIED CHANGE OF CONTROL TERMINATION 6.1 Qualified Change of Control Termination. The term “Qualified Change of Control Termination” for purposes of this Agreement shall mean the termination of the Employee’s employment by the Company without Cause (other than due to death or Disability) or by the Employee for Good Reason within eighteen (18) months following or within three (3) months preceding a Change of Control (as defined below) of Keel. 6.2 Change of Control. The term “Change of Control” for purposes of this Agreement shall mean the occurrence of any of the following events: provided, however, that an event shall not constitute a Change of Control if such event occurs as a result of a Permitted Reorganization (as defined in the LTIP): the occurrence of one transaction or a series of transactions which results in one Person, together with any affiliates of such Person, exercising direction or control over 50% or more of Keel’ stock. “Person” for the purpose of this provision includes any individual, partnership, limited partnership joint venture, syndicate, sole proprietorship, company or corporation or other entity however designated or constituted; if at any time within a period of twelve (12) months, individuals who at the beginning of such period constituted the Keel Board and any new directors whose appointment by the Keel Board or nomination for election by shareholders of Keel was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Keel Board; a merger or consolidation, after which Keel’ prior shareholders no longer control Keel, or the resulting board of directors is not comprised of a majority of members who were directors of Keel prior to the merger or consolidation; and/or the sale, assignment, or other transfer of all or substantially all of the assets of Keel to a Person other than a wholly-owned subsidiary of Keel; and/or (e) the date which is ten (10) Business Days prior to the consummation of a complete dissolution or liquidation of Keel, except in connection with the distribution of assets to one or more entities which were wholly-owned subsidiaries of Keel prior to such event. In the event the Employee’s employment is terminated due to a Qualified Change of Control Termination, the Company will provide the Employee, in addition to the Accrued Benefits, as defined in part 5.5 above, the Qualified Change of Control Termination Entitlements.

6.3 Qualified Change of Control Termination Entitlements. For the purposes of this Agreement, Qualified Change of Control Termination Entitlements shall mean: the Qualified Change of Control Severance Pay equal to twenty-four (24) months of base salary; the annual bonus under the STIP for the year prior to the year in which the termination occurs (if not yet paid) considering 200% of individual and corporate performance, and a pro-rata portion of the bonus under the STIP for the year in which the termination occurs considering the actual achievement of individual performance and 200% achievement of corporate performance, in each case payable at the same time bonuses for such year are paid to other senior executives of the Company or on the first payroll date after the sixtieth (60th) day following the termination date, whichever is later; unvested Equity awarded shall vest in accordance with the terms of the LTIP then in effect, provided there has been no material adverse change to the LTIP provision at issue since the LTIP plan in effect as of the date of this Agreement; subject to the Employee’s timely election of continuation coverage under COBRA, continued participation in the Company’s health plan (to the extent permitted under applicable law and the terms of such plan) at the Company’s expense during the Qualified Change of Control Severance period, provided that they remain eligible for COBRA coverage; and provided, further, that in the event that they obtain other employment that offers group health benefits, such subsidization of coverage by the Company under this section shall immediately cease. 7.0 LIMITATION OF AUTHORITY Any authority the Employee is provided to bind the Company must be granted by the Board of Directors by way of an executed resolution of the Company Board or Keel Board, as the case may be. Such authority is subject to revocation at any time and without notice. 8.0 STANDARDS OF EMPLOYMENT The Employee agrees that they will adhere to all the Company’s written policies, rules, systems, and procedures which are in place at the Company. For greater certainty, this includes all written policies, rules, systems, and procedures which are in place for the Company, including, but not limited to the Code of Business Conduct and Ethics, the Disclosure and Confidentiality Policy and the Securities Trading Policy. The Company reserves the right to change the provisions of any of these at any time. 9.0 CONFIDENTIALITY AND NON-COMPETITION The Employee is required to execute the Agreement Regarding Confidentiality, Non-Solicitation, Non- Competition and Intellectual Property as a condition of this Employment Agreement. 10.0 ASSIGNMENT AND BENEFIT This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, whether by way of merger, consolidation, acquisition, sale of all or substantially all assets, reorganization, stock purchase, asset purchase, or any other form of corporate transaction, change of control, or business combination. The Company shall have the right to assign this Agreement (including any policies or agreements referenced in this Agreement) without consideration or advance notice to the Employee, to its successors and assigns, including without limitation, to any of its parents, subsidiaries or any of its affiliates or to any purchaser of all or substantially all of the Company’s equity or assets. The Employee acknowledges and agrees that all of the Employee’s obligations, duties, and covenants under this Agreement and under the Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property (including, without limitation, all confidentiality obligations, non-competition restrictions, non-solicitation covenants, and intellectual property assignments) shall survive any such corporate transaction involving the Company (or Keel Infrastructure Corp.) and shall remain in full force and effect for the benefit of, and be fully enforceable by, any successor entity, assign, acquirer, or other person or entity that succeeds to the business or assets of the Company.

GENERAL EMPLOYMENT TERMS 11.0 ENTIRE AGREEMENT This Agreement supersedes and replaces all prior or contemporaneous negotiations and/or agreements made between the parties, whether oral or written and the execution of this Agreement has not been induced by, nor do any of the parties hereto rely upon or regard as material any representations or writings whatsoever not incorporated into and made a part of this Agreement. This Agreement, the Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property, any agreements referenced herein, and the Company’s policies and procedures as they may be changed from time to time, shall constitute the entire agreement between the parties with respect to all matters relating to the Employee’s employment. 12.0 REASONABLE ACCOMODATION The Company is committed to complying with the Americans with Disabilities Act and applicable state and local disability laws. If the Employee requires a reasonable accommodation to perform the essential functions of their position, the Employee must promptly notify Human Resources in writing, specifying the nature of the limitation and the accommodation requested. The Employee agrees to engage in an interactive process with the Company to identify potential reasonable accommodations. The Company will determine, in its sole discretion, whether a proposed accommodation is reasonable and does not impose an undue hardship on the Company’s operations. The Employee acknowledges that the Company is not required to provide the specific accommodation requested and may offer an alternative effective accommodation. Failure to timely request an accommodation or to participate in good faith in the interactive process may result in the Company being unable to provide an accommodation. 13.0 EQUAL EMPLOYMENT OPPORTUNITY The Company is an equal opportunity employer. The Company does not discriminate on the basis of race, color, religion, sex, sexual orientation, gender identity or expression, national origin, age, disability, genetic information, veteran status, or any other characteristic protected by applicable federal, state, or local law. This policy applies to all terms and conditions of employment, including recruiting, hiring, placement, promotion, termination, layoff, transfer, leaves of absence, compensation, and training. 14.0 AT-WILL EMPLOYMENT The Employee’s employment with the Company is at-will, meaning that either the Employee or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice, subject to the provisions of this Agreement regarding notice and severance. Nothing in this Agreement shall be construed to create an employment relationship for any definite period of time or to limit in any way the Company’s right to terminate the Employee’s employment at any time for any reason or no reason. The Employee acknowledges that no representative of the Company has made any oral promises or representations concerning guaranteed or continued employment, and that no document or policy of the Company constitutes an express or implied contract of employment. This at-will relationship cannot be modified except by a written agreement signed by the Employee and an authorized officer of the Company expressly stating an intent to modify the at-will nature of the employment relationship. 15.0 WITHHOLDINGS All payments to the Employee or other entitlements under this Agreement or accruing as a result of employment with the Company shall be less applicable withholdings and deductions.

16.0 MODIFICATION Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void. 17.0 HEADINGS The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it. 18.0 GOVERNING LAW This Agreement shall be construed in accordance with the laws of the residential state of the Employee, as indicated in paragraph 1.5 above, without reference to its principles of conflict of laws, and any disputes or differences under this Agreement shall be determined under the exclusive jurisdiction of the state and federal courts located in that state. 19.0 COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original, but all of which together will constitute one and the same agreement. 20.0 CODE SECTION 409A COMPLIANCE The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), to the extent subject there to, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to comply therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Employee by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, (i) the Separation Entitlements shall be paid only in connection with a termination of the Employee’s employment that constitutes a “separation from service” within the meaning of Code Section 409A and (ii) if the Employee is a “specified employee” as such term is defined under Code Section 409A, payment of the Separation Entitlements shall be delayed for a period of six (6) months following the Employee’s separation of employment to the extent and up to an amount necessary to ensure such payments are not subject to the penalties and interest under Code Section 409A. If the payments are delayed as a result of the previous sentence, then on the first business day following the end of such six (6) month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution), the Company shall pay the Employee a lump- sum amount equal to the cumulative amount that would have otherwise been payable to the Employee during such period. For purposes of compliance with Code Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Employee, (ii) any right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Code Section 409A, the Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A. 21.0 SURVIVAL The following provisions shall survive the expiration or termination of this Agreement and the Employee’s employment for any reason: Section 5.0 (Termination) with respect to the calculation and payment of any amounts owed; Section 9.0 (Confidentiality and Non-Competition) and Appendix D (Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property) in their entirety; Section 15.0 (Withholdings); Section 18.0 (Governing Law); Section 20.0 (Code Section 409A Compliance); Section 22.0 (Binding Arbitration); Section 22.9 (Employee Representations); and this Section 21.0 (Survival). Additionally, any other provisions that by their nature or express terms are intended to survive termination, or that are necessary to give effect to surviving provisions, shall also survive. The Employee’s obligations under Appendix D shall survive in accordance with their terms regardless of the reason for termination of employment and regardless of whether the Employee receives any severance or other benefits under this Agreement. 22.0 BINDING ARBITRATION 22.1 Agreement to Arbitrate. Except as provided in Section 22.5 below, the Employee and the Company mutually agree that any and all disputes, claims, or controversies arising out of or relating to this Agreement, the Employee’s employment with the Company, or the termination thereof, including but not limited to claims for breach of contract, wrongful termination, discrimination, harassment, retaliation, wage and hour violations, or any other statutory or common law claims, shall be resolved exclusively through final and binding arbitration administered by JAMS pursuant to its Employment Arbitration Rules then in effect. This agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., and evidences a transaction involving commerce within the meaning of that Act. The Employee and the Company agree that this arbitration provision is a material term of this Agreement and that neither party would have entered into this Agreement without it. 22.2 Arbitration Procedures. The arbitration shall be conducted by a single neutral arbitrator in Wilmington, Delaware, or such other location as the Company may designate in its sole discretion, including by videoconference or other remote means. The arbitrator shall be selected in accordance with JAMS procedures. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could award, including attorneys’ fees to the prevailing party to the extent authorized by applicable law. The arbitrator shall not have authority to award punitive or exemplary damages except to the extent expressly authorized by applicable statute. Discovery shall be limited to that which is strictly necessary to resolve the dispute, as determined by the arbitrator in their sole discretion. The arbitrator’s decision shall be in writing, shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction. 22.3 Class Action Waiver. THE EMPLOYEE AND THE COMPANY AGREE THAT ANY ARBITRATION SHALL BE CONDUCTED ON AN INDIVIDUAL BASIS ONLY AND NOT AS A CLASS, COLLECTIVE, CONSOLIDATED, OR REPRESENTATIVE ACTION. THE ARBITRATOR SHALL HAVE NO AUTHORITY TO CONSOLIDATE CLAIMS OR TO ARBITRATE ANY CLAIM ON A CLASS, COLLECTIVE, OR REPRESENTATIVE BASIS. THE EMPLOYEE EXPRESSLY WAIVES ANY RIGHT TO BRING OR PARTICIPATE IN ANY CLASS, COLLECTIVE, CONSOLIDATED, OR REPRESENTATIVE ACTION, WHETHER IN ARBITRATION OR COURT. If any court or arbitrator determines that this class action waiver is unenforceable as to a particular claim, that claim shall be severed and litigated exclusively in the state or federal courts located in Delaware, while all remaining claims proceed in individual arbitration. Under no circumstances shall the arbitrator have authority to certify a class or to issue a class-wide award.

22.4 Confidentiality. The Employee and the Company agree to keep strictly confidential the existence, content, and outcome of any arbitration proceeding under this Section, including the claims asserted, evidence presented, testimony given, and any arbitrator’s award, except as may be necessary to enforce the award, as required by applicable law or regulation, or as necessary for either party to seek legal advice. The Employee agrees that the Company’s obligation to maintain confidentiality in connection with any proceeding is a material inducement to the Company entering into this Agreement. 22.5 Exceptions. Notwithstanding the foregoing, this arbitration provision shall not apply to: (i) any claim by the Company for injunctive, equitable, or other provisional relief to enforce or protect its rights under the Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property or any other agreement protecting the Company’s confidential information, trade secrets, or proprietary rights, all of which may be brought in any court of competent jurisdiction without waiver of the right to compel arbitration of all other claims; (ii) claims for workers’ compensation or unemployment insurance benefits; (iii) any charge or complaint filed with a government agency, provided that any individual monetary relief arising from such charge or complaint shall be subject to arbitration; or (iv) claims that cannot legally be subject to mandatory pre-dispute arbitration under applicable federal law. 22.6 Costs. The Company shall pay all JAMS arbitration fees and administrative costs in excess of the amount the Employee would be required to pay to file a comparable claim in a court of competent jurisdiction. Each party shall bear its own attorneys’ fees and costs except as otherwise expressly provided by applicable law or as awarded by the arbitrator. The arbitrator may award attorneys’ fees and costs to the Company as the prevailing party to the fullest extent permitted by applicable law. 22.7 WAIVER OF JURY TRIAL. THE EMPLOYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EMPLOYEE’S EMPLOYMENT, OR THE TERMINATION THEREOF. THIS WAIVER APPLIES TO ANY AND ALL CLAIMS, WHETHER SOUNDING IN CONTRACT, TORT, STATUTE, OR OTHERWISE. 22.8 Acknowledgment. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT: (I) THE EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS ENTIRE ARBITRATION PROVISION INCLUDING THE CLASS ACTION WAIVER AND JURY TRIAL WAIVER; (II) THE EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF THE EMPLOYEE’S CHOOSING BEFORE SIGNING THIS AGREEMENT AND THIS ARBITRATION PROVISION; (III) THE EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE EMPLOYEE IS IRREVOCABLY WAIVING THE RIGHT TO A JURY TRIAL, THE RIGHT TO PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION, AND THE RIGHT TO LITIGATE COVERED CLAIMS IN COURT; (IV) THE EMPLOYEE IS SIGNING THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITHOUT COERCION; AND (V) THIS ARBITRATION PROVISION IS A MATERIAL TERM OF THIS AGREEMENT AND THE COMPANY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT IT. 22.9 Employee Representations. The Employee represents and warrants that: (a) the Employee is not bound by any agreement that would prevent the Employee from fulfilling their obligations under this Agreement; (b) the Employee will not bring to the Company or use any confidential information, trade secrets, or proprietary materials belonging to any former employer; (c) the Employee has disclosed to the Company any ongoing obligations to former employers that may affect the Employee’s ability to perform their duties; and (d) the information provided to the Company during the hiring process is true and accurate. 23.0 CONDITIONS The Employee agrees that this Agreement is contingent on the following: Satisfactory completion of standard background checks

Executing the Agreements Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement; and Proof of authorization to work in the United States. 24.0 ACCEPTANCE The parties agree that this Agreement may be executed electronically, and the use of electronic signatures shall be as legally binding and effective as original signatures, confirming their acceptance of the terms contained herein. In order to confirm acceptance, please sign as indicated. Sincerely, Edie Hofmeister Chair of the Board of Directors I have received a copy of this Agreement. I have read, considered, and understood and I hereby accept the terms and conditions of this Agreement. This Agreement and my employment hereunder have not been induced by any representations of the Company not contained herein. Date: ___________________________ Signature: ___________________________

Docusign Envelope ID: 0B2138EB-D8A1-8362-82EA-96282D8B266C

## APPENDIX A - Job Description

Position Title: President

Location: Hybrid

Reports to: Chief Executive Officer

Role Overview

Keel Infrastructure (Nasdaq: KEEL) is a publicly traded infrastructure company deploying capital-intensive power and land assets to serve AI/HPC compute demand in one of the fastest growing segments of the technology infrastructure market.

The President will serve as the CEO's most senior commercial and operational partner -a dualmandate executive responsible for both driving external commercial relationships and ensuring internal organizational performance. This person reports directly to the CEO and will be informally a CEO succession candidate, making organizational depth, board credibility, and financial fluency as essential as commercial execution.

The company has capital, powered-land under development, and public market access, and is positioned to capture significant opportunity in AI/HPC infrastructure. The President will immediately advance commercial momentum while concurrently building the institutional credibility, board relationships, and operational leadership scope required to lead the company if called upon.

Key Responsibilities:

Market-Facing Leadership

- Build and manage relationships across the full spectrum of AI infrastructure customers - including hyperscalers, AI platform companies, cloud service providers, and enterprise AI buyers -to drive capacity lease commitments
- Define Keel's market positioning and competitive differentiation in AI/HPC infrastructure
- Architect and execute joint business plans with hyperscalers and other strategic partners
- Structure complex multi-year infrastructure contracts and alliances
- Serve as the company's co-leading external voice with customers, partners, investors, and media -acting as a visible co-face of the Keel brand alongside the CEO, and capable of fully representing the company externally in the CEO's absence
- Represent the company at industry conferences and forums to establish credibility in the AI/HPC infrastructure ecosystem

Capital Markets & Investor Co-Leadership

- Serve as a credible and trusted co-voice in public capital markets, including with equity analysts, project finance partners, and strategic investors -with fluency in pipeline economics, unit economics, and long-term contract structures
- Be capable of leading investor-facing discussions and earnings communications in the CEO's absence
- Support analyst and investor education on AI/HPC infrastructure market dynamics and Keel's competitive positioning

Strategic Partnerships & Commercial Execution • Develop partnerships that create long-term strategic value and market positioning • Lead commercial structuring of hyperscale capacity agreements, long-term lease commitments and other long-term contracts • Work closely with corporate development to evaluate partnership opportunities Internal Leadership • Serve as the CEO’s primary operational partner and organizational second-in-command -with the scope, relationships, and judgment to run the company’s executive operations in the CEO’s absence • Direct management of Corporate Development and Sales functions • Partner actively with the CFO on financial planning, capital allocation, project-level economics, and public disclosure requirements • Develop and retain commercial and organizational talent; take ownership of team building and org design as the business scales Board Engagement • Present regularly to the Board on commercial progress, competitive dynamics, market positioning, and strategic options • Advise the Board on AI/HPC infrastructure trends, competitive positioning, and long-term value creation • Build individual relationships with each Board member as a future CEO candidate - earning Board trust through consistent performance, transparency, and strategic insight, not just subject matter expertise Organizational Credibility • Bring immediate industry credibility through prior roles, relationships, and reputation in the AI/HPC infrastructure ecosystem • Accelerate organizational learning by translating AI/HPC infrastructure market requirements into internal strategy and execution

AGREEMENT REGARDING CONFIDENTIALITY, NON-SOLICITATION, NON-COMPETITION AND INTELLECTUAL PROPERTY WHEREAS Ganesh Aiyer (herein the “Employee"), and BACKBONE HOSTING SOLUTIONS (USA) INC. herein, desire to enter into a contractual relationship, AND WHEREAS the Employee will necessarily be involved, as a consequence of their duties as an employee, with information and processes, the disclosure of which could be to the great detriment of Backbone Hosting Solutions (USA) Inc. and its affiliates (including without limitation, Keel Infrastructure Corp. and all of its subsidiaries and related entities) (collectively, the “Company”); AND WHEREAS the Employee acknowledges that although current operations and oversight exist only in Canada and the United States, future business activities of the Company could exist elsewhere throughout the world. NOW THEREFORE, in consideration of the Company’s entering into a contractual relationship with the Employee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties agree to the following terms of this Agreement Regarding Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property (this “Agreement”): 1. Confidential Information A) "Confidential Information" as used in this Agreement includes but is not limited to information emanating from or relating to the Company, its associates, employees, agents, suppliers or tenants, or conceived or developed by the Employee concerning (i) property and resource data, (ii) information with respect to option and joint venture counterparties, (iii) capital markets and strategies, (iv) research, development, copyright, trade mark, and other industrial and intellectual property rights, and (v) records, statistics, financial information, training and promotional policies, costs, pricing and sourcing. B) The Employee acknowledges that such Confidential Information could be used to the detriment of the Company and that the disclosure of such Confidential Information could cause irreparable harm to the Company. Accordingly, the Employee undertakes to treat confidentially all Confidential Information and not to disclose or provide it to any third party or to use it for any purpose either during the Employee's tenure except as may be necessary in the proper discharge of the Employee's duties, or for any reason after the conclusion of the Employee's relationship with the Company. C) Nothing in this Agreement or any other agreement with the Company shall be interpreted or applied to prohibit the Employee from (a) voluntarily communicating with an attorney retained by the Employee, (b) voluntarily communicating with or testifying before any law enforcement or government agency, including the Securities and Exchange Commission (“SEC”), the National Labor Relations Board (“NLRB”), the United States Department of Labor, any Attorney General, the Equal Employment Opportunity Commission, or any other state or local commission on human rights, or any self-regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case, regarding possible violations of law and without advance notice to the Company, (c) seeking and obtaining payment or an award from the SEC, pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, or obtaining any other “whistleblower” award, to the extent such right cannot by law be waived, (d) disclosing any information (including, without limitation, Confidential Information) to a court or other administrative or legislative body in response to any subpoena, court order or written request, provided that with respect to any subpoena, court order or written request on behalf of any non-governmental person, the Employee uses commercially reasonable efforts to cooperate with any effort by the Company to seek to challenge the subpoena, court order or written request on behalf of any non-governmental person or obtain a protective order limiting its disclosure, or other appropriate remedy, (e) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which the Employee is entitled, (f) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Company or making truthful statements or disclosures related to unlawful discrimination, harassment or retaliation, or otherwise discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Employee has reason to believe is unlawful, or (g) enforcing the Employee’s Section 7 rights under the National Labor Relations Act, participating in Section 7 activity (including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement) or otherwise cooperating through investigation, testimony, or otherwise with the National Labor Relations Board, the Securities and Exchange Commission or any other administrative agency or court. In addition, for the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, the Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 2. Ownership and Assignment of Intellectual Property A) All notes, data, computer files, reference items, sketches, drawings, memoranda, records and other materials (including tools and data), in any way relating to any of the Confidential Information or to the Company’s business, produced by the Employee or coming into the Employee's possession by or through the Employee's relationship with the Company, shall belong exclusively to the Company. The Employee agrees to turn over to the Company all copies (including hard and electronic) of any such materials in his possession or under his control, forthwith, at the request of the Company or, in the absence of a request, on the date his contractual relationship with the Company ends. B) "Subject Inventions" shall include all inventions, improvements or discoveries made or conceived by the Employee, during the term of the Employee's relationship with the Company, either solely or jointly with others, arising out of or in any way connected to the Employee's employment or with the use of the Company’s time, equipment, material, supplied facilities, or related to or suggested by trade secret information or other private or Confidential Information or related to the Company’s actual or demonstrably anticipated research and development acquired by the Employee during the term of the Employee's contractual relationship. C) The Employee agrees (i) to disclose fully, promptly and in writing the existence of and details of all Subject Inventions, (ii) that Subject Inventions are the sole and exclusive property of the Company, (iii) upon receipt of the written request of the Company, to assign to the Company, in a form and manner acceptable solely to the Company, all of the Employee's rights (including where applicable moral rights), title and interest in and to all Subject Inventions, and (iv) upon receipt of the written request of the Company, to provide all assistance necessary, both during and after the Employee's contractual relationship to enable the Company to successfully defend (or prosecute as the case may be), any litigation arising out of a dispute related to Subject Inventions. D) In addition, the Subject Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and the Employee agrees that the Company will be the sole owner of the Subject Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Employee. To the extent that any copyrightable work is not a Work for Hire, the Employee hereby assigns and agrees to assign to the Company all right, title, and interest, including without limitation, copyright in and to such copyrightable work. 3. Non-Competition and Non-Solicitation

A) The Employee acknowledges that in the course of his employment with the Company they will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company that are irreplaceable, and that the Employee’s performance of such services to a Competitive Business will result in irreparable harm to the Company. Accordingly, the Employee agrees that, the Employee will not, directly or indirectly, or in any capacity whatsoever, including but not limited to, as an employee, principal, partner, agent, consultant, advisor or in partnership or association with any other person, firm, corporation, association or other entity: i) during the Non-Competition Restricted Period, (a) become employed by or otherwise serve, in each case, in a management or executive-level role with, or (b) provide consulting, advisory, business, investment, strategic, sales, financial, operational, or technical advice or services (in each case, to the extent that Employee provided such advice or services to the Company at any time during Employee’s employment with the Company), to, in each case, any other person or entity engaged in, or preparing to engage in, Competitive Business, in the Restricted Territory (as defined below), or ii) during the Non-Solicitation Restricted Period (as defined below), solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company. iii) during the Non-Solicitation Restricted Period, induce or attempt to induce any current or prospective customer, supplier, trade partner, licensee or other business relation of the Company with whom Employee had contact or about whom Employee learned, accessed or developed Confidential Information during employment with the Company, to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, trade partner, licensee or other business relation and the Company. For purposes of this Agreement, “Competitive Business” means a business engaged in the ownership, operation, or management of data center facilities or colocation services the majority of which occurs in the Restricted Territory. “Restricted Territory” means each state in the United States, each province in Canada and each other country in which the Company operated its data center facilities in which the Company operated its data center facilities in the then-immediately preceding twelve-month period ending no later than the date the Employee’s employment with the Company ended. “Non-Competition Restricted Period” means Employee’s employment with the Company and for twelve (12) months from the date the Employee resigns (without Good Reason) or is terminated with Cause. “Non-Solicitation Restricted Period” means Employee’s employment with the Company and for twelve (12) months from the date the Employee's employment with the Company ends for any reason. The provisions of this Section 3 shall not be violated by the Employee commencing employment with a subsidiary, division or unit of any entity that engages in the Competitive Business so long as the Employee and such subsidiary, division or unit do not engage in the Competitive Business. 4. Enforcement of this Agreement A) The Employee agrees that the restrictions and covenants contained in this Agreement are reasonably required for the protection of the Company and its goodwill and are reasonable with respect to subject matter, time period and geographical area and that the Employee's agreement to same constitute a material inducement to the Company to enter into a contractual relationship with the Employee and that the Company would not contract with the Employee absent such an inducement. Without limiting the generality of the foregoing, the Employee acknowledges that (x) the business of the Company will be conducted throughout the United States, Canada and other jurisdictions, (y) notwithstanding the state of organization or principal office of the Company, or any of their respective executives or employees (including the Employee), it is expected that the Company will have business activities and have valuable business relationships within its industry throughout the United States, Canada and other jurisdictions, and (z) as part of his responsibilities, the Employee will be traveling throughout the United States, Canada and other jurisdictions where the Company conducts business during the Employee’s employment with the Company in furtherance of the Company’s business and its relationships. B) The Employee further agrees and acknowledges (x) that they has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, if Employee desired to do so, has given careful consideration to the restraints imposed upon his by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future, (y) that the restrictions contained in this Agreement do not preclude the Employee from earning a livelihood, nor do they unreasonably impose limitations on the Employee’s ability to earn a living, and (z) that the potential harm to the Company of the non-enforcement of any provision of this Agreement outweighs any potential harm to the Employee of its enforcement by injunction or otherwise. C) In the event of any violation of the provisions of this Agreement, the Employee acknowledges and agrees that the post-termination restrictions contained in this Agreement shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation. D) The Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, the Employee understands and agrees, without prejudice to any and all other rights of the Company, that in the event of his violation or attempted violation of any of the covenants contained in this Agreement, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. In addition, in the event a court having jurisdiction determines that the Employee violated any provision of this Agreement, then any severance being paid to the Employee shall immediately cease, and any severance previously paid to the Employee (other than $1,000) shall be immediately repaid to the Company. E) If it is determined by a court of competent jurisdiction in any state that any restriction in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. F) In the event that any clause herein should be unenforceable or be declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of the Agreement. G) This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws, and any disputes or differences under this Agreement shall be determined under the exclusive jurisdiction of the state and federal courts located in Delaware. [SIGNATURE PAGE FOLLOWS]

THE EMPLOYEE'S SIGNATURE BELOW SIGNIFIES THE EMPLOYEE'S UNDERSTANDING AND IRREVOCABLE AGREEMENT OF THE TERMS SET OUT ABOVE. Date: Employee's Signature: